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                    FIRST LEASE MODIFICATION AGREEMENT

AGREEMENT dated 6-8, 1998 between 443 COMPANY, c/o Williams Real Estate Co. Inc., 360 Madison Avenue, New York, New York 10017. as Landlord, and ON SITE SOURCING, INC., a Delaware corporation, as Tenant.

WHEREAS, by Lease Agreement dated July 17, 1996 (the "Lease"), Tenant leased from Landlord the entire rentable area of the ninth (9th) floor as now occupied ("Original Demised Premises"), in the building known as 443 Park Avenue South, New York, New York (the "Building") for a term of ten (10) years which is to expire on October 31, 2006;

WHEREAS, Tenant seeks to amend the Lease so that it may lease additional space known as a portion of the third (3rd) floor known as Room 301, as now divided (the "Additional Space") in the Building from Landlord for the balance of the Lease term Tenant is leasing the Original Demised Premises.

NOW THEREFORE, in consideration of their mutual covenant herein contained, the parties hereto mutually covenant and agree as follows.

     1. Except as set forth herein, the Lease is unchanged. The Lease is modified and affirmed as modified herein.

     2. On October 1, 1998, subject only to delays beyond Landlord's reasonable control Landlord shall deliver, and Tenant shall accept the Additional Space in "as is" condition except that no work is to be performed by Landlord other than as may be indicated on an Exhibit "A" amended hereto and the premises declared to Tenent shall consist of the Original Demised Premises and the Additional Space. In addition, the following amendments to the Lease, with respect to the Additional Space only, shall become effective, the [Illegible] herein being that Tenant shall pay both the charges set forth in the Lease in the manner set forth in the Lease for the Original Demised Premises and the charges set forth herein in the manner set forth herein for the Additional Space

     (a)  the annual rental rate payable hereunder shall be:

     (i) Sixty Eight Thousand ($68,000.00) Dollars per year ($5,666.67 per month) from October 1, 1998 to and including September 30, 1999;

     (ii) Seventy Thousand Forty ($70,040.00) Dollars per year ($5,836.67 per month) from October 1, 1999 to and including September 30, 2000.

     (iii) Seventy Two Thousand One Hundred Forty Two ($72,142.00) Dollars per year ($6,011.84 per month) from October 1, 2000 to and including September
30, 2001;

     (iv) Seventy Four Thousand Three Hundred Six ($74,306.00) Dollars per year ($6,192.17 per month) from October 1, 2001 to and including September 30, 2002;

     (v) Seventy Six Thousand Five Hundred Thirty Five ($76,535.00) Dollars per year ($6,377.92 per month) from October 1, 2002 to and including September 30, 2003;

     (vi) Seventy Eight Thousand Eight Hundred Thirty One ($78,831.00) Dollars per year ($6,569.25 per month) from October 1, 2003 to and including September 30, 2004;

     (vii) Eighty One Thousand One Hundred Ninety Six ($81,196.00) Dollars per year ($6,766.34 per month) from October 1, 2004 to and including September
30, 2005; and

     (viii) Eighty Three Thousand Six Hundred Thirty Two Dollars ($83,632.00) Dollars per year ($6,969.34 per month) from October 1, 2005 to and including October 31, 2006;

     (b) the percentage and base year utilized for computing additional rent due to Real Estate Tax increases as set forth in Article 41 shall be 4.121% and 1998/1999 respectively;

     (c) the "Water Charge" set forth in Article 29 of the Lease shall be $20.00;

     (d) the "Sprinkler Charge set forth in Article 30 of the Lease shall be $20.00;

     (e) the "Base Year" set forth in Article 68(A)(iii) shall remain the calendar year 1998; and

     (f) the Tenant's Share" set forth in Article 68 A (v) of the Lease shall remain 4.121%.


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     3.  Provided that Tenant does not interfere with the completion of any work required to be performed by Landlord hereunder, Tenant may take posession of the Additional Space from the Additional Space Posession Dates stated below. Such posession shall be subject to all terms, convenants and conditions contained in the Lease, except that Tenant shall not be required to pay any installments of the annual rent with respect to the Additional Space for the period prior to the Additional Space Commencement Date stated below. Tenant shall, however, pay the installment(s) of the annual rent due and payable by Tenant and attributable to the Additional Space on the execution and delivery of this Agreement to Landlord. Tenant shall also pay, within ten (10) days after receipt of Landlord's invoice therefore, all charges attributable to electric service and other utilities, and all other items of additional rent herein provided for (excluding any payments of operating escalations, real estate taxes, cost of living adjustments and pocter's wage escalations) from the Additional Space Possession Date through the Additional Space Commencement Date as if the Additional Space Possession Date was the Additional Space Commencement Date.

     ADDITIONAL SPACE POSSESSION DATE:  Upon the delivery of a fully executed copy of this Agreement to Tenant.

     ADDITIONAL SPACE COMMENCEMENT DATE: October 1, 1998

     4.   Effective upon the execution of this agreement:

     (a) Article 48 of the Lease shall be modified so that in lien of the address set forth therein the address of Landlord's agent, Williams Real Estate Co. Inc., shall be 380 Madison Avenue, New York, NY 10017;

     (b)  the third paragraph of Article 63 is hereby deemed deleted;

     (c) the amount set forth in Article 66 of the lease shall be $2 million; and

     (d) Article 73 of the Lease is here by deemed deleted and replaced with the following Article 73:

73.  AIR CONDITIONING MAINENANCE

     Throughout the term of this lease Tenant shall at its own cost and expense (i) cause to be performed all maintenance of the air conditioning system, equipment and facilities (hereafter called the "A/C System"), if any, located to or servicing the demised premises, including all repairs and replacements thereto, and (ii) maintain in future and provide a copy of same to Landlord on air conditioning service repair and full service maintenance contract to satisfactory to Landlord with an air conditioning contractor or servicing approved by Landlord thirty (30) days after Tenant takes posession of the demised premises for the conduct of Tenant's business. Any such contract shall expressly state (i) that it shall be an agreeably renewing contract terminable by no less than thirty (30) days prior written notice to the Landlord, and, (ii) that the contractor providing such service shall maintain a log at the demised premises detailing the service provided during each visit to such contract. Tenant shall keep such log at the demised premises and permit Landlord to preview promptly after Landlord's request. The entire A/C System is and shall at all times remain the property of Landlord, and at the expiration or termination of this lease Tenant shall surrender to Landlord the entire A/C System in good working order and condition. Tenant shall not make any changes or additions to the A/C System until Tenant shall have Landlord's written consent thereto. Should Tenant fail to obtain the contract required herein, Landlord may do so and charge the Tenant the monthly cost of same plus an administrative fee equal to fifteen percent (15%) of such cost, an additional rent hereunder, and Tenant shall pay the first installment of by no later than the sooner to occur of
(a) the tenth (10th) day after Landlord bills Tenant for such charge, or (b) the Tenant's next installment of fixed rent is due. Thereafter, Tenant shall pay such monthly charge with its monthly fixed rental installment"

     79.  SUBJECT TO ORDINARY WEAR & TEAR

          In the event Landlord requires Tenant to install such control devises or procedures to eliminate such odors, noise or vibrations (as the of
 may be) the   size and location of such installations shall be subject to
Landlord's prior written approval. Such work shall not be concerned places and specifications, hereforth have been submitted to and approved by Landlord."

     B    SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD

     (e)  Articles 77 and 78 are hereby deemed added to the Lease

     77.  CERTAIN RENTAL PAYMENT PROVISIONS

          Tenant agrees that annual rental shall be payable as provided in this lease without prior notice or demand. All rental payable under this lease shall be paid by check, subject to collection drawn on a New York City branch of a member of the New York Clearinghouse. If Tenant shall fail to pay any installment of annual rental or any other additional rent payable under this lease within ten (10) days after the same shall have become due and payable hereunder, at Landlord's option such unpaid sums shall thereof until paid in full as a monthly of equal to the lesser of (i) one-twelfth (1/12th) of the [Illegible] annual rate of [Illegible] permitted by law of
(ii) one and one-half (1-1/2%) percent.

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     78.  ODORS, NOISE AND VIBRATIONS

          Tenant shall not permit any odors, noise or vibrations to [Illegible] from the demised premises. Tenant shall, within five (5) days after written notice from Landlord, install at its cost and expense, control devices or procedures to eliminate such odors, noise or vibrations (in the case or cases may be) if any. In the event such condition is not remedied within said five (5) day period, Landlord may, at its solo discretion, either
(a) cure such condition and thereafter add the cost and expense incurred by Landlord therefor to the next monthly rental to become due and Tenant shall pay said amount in additional rent; or (b) such failure on the part of Tenant to eliminate such odors, noise or vibrations (as the case or cases may
be) as a control   hereunder entitling Landlord to enforce any or all of the
rights and remedies provided for under the terms of this lease, including but not limited to its [Illegible]. Landlord shall have the right to enter the demised premises at any time to inspect the same and ascertain whether they are clean and free of odors, noises and vibration."

          5. The parties acknowledges that the existing security deposit under Article 32 has been reduced to $30,240.00 on February 1, 1998 and the Tenant has been credited with the as provided under Article 71 of the Lease. The parties further agree that the further partial refund of security to occur on February 1, 1999 as set forth in Article 71 shall no longer be applicable.

          6. Tenant acknowledges that it permanently owes to Landlord the sum of $1,582.27 (no part of which has been paid) which sum consists of all or
any   of: fixed annual rent, additional rent and other charges to and
including May 31, 1998 which became due and payable   to the Lease. The
Tenant agrees that it shall pay the above mentioned sum of $1,582.27 upon the expiration of this Agreement.

          7. In addition to the forgoing, the Landlord shall not be    by any
representations, under


          8. This agreement may not be changed, modified or canceled and shall be binding upon and to the benefit of the respective parties , their accessors, and except as otherwise provided in the Lease, their assigns. As modified and extended by the terms of this agreement, the Lease is hereby notified and confirmed in all aspects.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


Witness                                 443 COMPANY



   /s/ Carole Brooks                    by: /s/ Jonathan P.
-----------------------                    --------------------------


Witness                                 ON SITE SOURCING, INC.


   /s/  [Illegible]                     by: /s/ [Illegible]
-----------------------                    --------------------------

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